Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31,
	2005	2004
	(unaudited; in millions, except per unit amounts)

Operating revenue	$1,250.1	$982.5

Operating expenses
Cost of natural gas	1,065.2	822.0
Derivatives fair value loss (gain)	7.0	(0.2)
Operating and administrative	74.4	62.3
Power	17.0	17.2
Depreciation and amortization	33.3	28.6

	1,196.9	929.9

Operating income	53.2	52.6

Interest expense	(25.6)	(21.6)
Other income	0.6	2.1

Net income	$28.2	$33.1

Net income allocable to common and i-units	$22.2	$27.6

Net income per common and i-unit (basic and diluted)	$0.37	$0.50

Weighted average units outstanding	60.6	54.7

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2005	2004
	(unaudited; in millions)
Cash provided by operating activities
Net income	$28.2	$33.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33.3	28.6
Derivatives fair value loss (gain)	7.0	(0.2)
Environmental liabilities	—	(2.0)
Other	(0.3)	0.2
Changes in operating assets and liabilities, net of acquired working capital:
Receivables, trade and other	(6.9)	15.2
Due from General Partner and affiliate	1.8	6.3
Accrued receivables	31.2	(24.7)
Inventory	15.5	7.1
Current and long-term other assets	(0.7)	10.5
Due to General Partner and affiliates	(7.8)	5.6
Accounts payable and other	(15.0)	13.4
Accrued purchases	(18.5)	18.6
Interest payable	21.2	19.8
Property and other taxes payable	0.3	2.1

Net cash provided by operating activities	89.3	133.6

Cash used in investing activities
Additions to property, plant and equipment	(72.9)	(21.6)
Changes in construction payables	(6.7)	1.1
Asset acquisitions, net of cash acquired	(165.7)	(130.0)
Other	(0.7)	—

Net cash used in investing activities	(246.0)	(150.5)

Cash provided by financing activities
Proceeds from unit issuances, net	127.5	22.0
Distributions to partners	(50.7)	(46.8)
Borrowings under debt agreements	750.0	583.3
Repayments of debt	(680.0)	(530.0)
Other	0.1	—

Net cash provided by financing activities	146.9	28.5

Net (decrease) increase in cash and cash equivalents	(9.8)	11.6

Cash and cash equivalents at beginning of year	78.3	64.4

Cash and cash equivalents at end of year	$68.5	$76.0

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,	December 31,
	2005	2004
	(unaudited; in millions )
ASSETS
Current assets
Cash and cash equivalents	$68.5	$78.3
Receivables, trade and other, net of allowance for doubtful accounts of $4.0 in 2005 and 2004	78.6	71.7
Due from General Partner and affiliates	5.9	7.7
Accrued receivables	347.0	378.2
Inventory	69.0	84.5
Other current assets	11.0	13.4
	580.0	633.8

Property, plant and equipment, net	2,971.9	2,778.0
Other assets, net	25.5	27.7
Goodwill	257.2	257.2
Intangibles, net	87.4	74.0
	$3,922.0	$3,770.7

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities
Due to General Partner and affiliates	$2.1	$9.9
Accounts payable and other	141.6	136.4
Accrued purchases	332.9	351.4
Interest payable	31.1	12.3
Property and other taxes payable	23.6	23.3
Current maturities of long-term debt	31.0	31.0
	562.3	564.3

Long-term debt	1,629.5	1,559.4
Loans from General Partner and affiliates	144.5	142.1
Environmental liabilities	5.4	5.3
Deferred credits	151.6	101.7
	2,493.3	2,372.8

Commitments and contingencies

Partners’ capital
Class A common units (Units issued – 46,802,634 in 2005 and 44,296,134 in 2004)	1,111.6	1,021.6
Class B common units (Units issued – 3,912,750 in 2005 and 2004)	69.8	66.7
i-units (Units issued – 11,101,389 in 2005 and 10,902,409 in 2004)	409.0	399.4
General Partner	33.3	31.0
Accumulated other comprehensive loss	(195.0)	(120.8)
	1,428.7	1,397.9
	$3,922.0	$3,770.7

NET INCOME PER COMMON AND i-UNIT

Net income per common and i-unit is computed by dividing net income, after deduction of Enbridge Energy Company, Inc.’s (the “General Partner”) allocation, by the weighted average number of Class A and Class B common units and i-units outstanding.  The General Partner’s allocation is equal to an amount based upon its general partner interest, adjusted to reflect an amount equal to its incentive distributions and an amount required to reflect depreciation on the General Partner’s historical cost basis for assets contributed on formation of the Partnership.  There are no dilutive securities.  Net income per common and i-unit was determined as follows:

	Three months ended March 31,
	2005	2004
	(in millions, except per unit amounts)

Net income	$28.2	$33.1

Allocations to the General Partner:
Net income allocated to General Partner	(0.6)	(0.7)
Incentive distributions to General Partner	(5.3)	(4.7)
Historical cost depreciation adjustments	(0.1)	(0.1)
	(6.0)	(5.5)
Net income allocable to common and i-units	$22.2	$27.6
Weighted average units outstanding	60.6	54.7
Net income per common and i-unit (basic and diluted)	$0.37	$0.50

SEGMENT INFORMATION

Our business is divided into operating segments, defined as components of the enterprise about which financial information is available and evaluated regularly by our Chief Operating Decision Maker in deciding how resources are allocated and in assessing performance.

Each of our reportable segments is a business unit that offers different services and products that are managed separately, since each business segment requires different operating strategies.  In June 2004, we changed our reporting segments to reflect changes in the way we make resource allocation decisions, evaluate performance and promote the achievement of our long-term objectives.  Financial information for prior periods was reclassified to reflect the new segmentation.  We have segregated our business activities into three distinct operating segments:

•                  Liquids;

•                  Natural Gas; and

•                  Marketing

The following tables present certain financial information relating to our business segments (in millions):

	As of and for the three months ended March 31, 2005
	Liquids	Natural Gas	Marketing	Corporate	Total

Total revenue	$96.5	$924.6	$693.8	$—	$1,714.9
Less: Intersegment revenue	—	439.0	25.8	—	464.8
Operating revenue	96.5	485.6	668.0	—	1,250.1
Cost of natural gas	—	398.1	667.1	—	1,065.2
Derivatives fair value loss (gain)	—	8.4	(1.4)	—	7.0
Operating and administrative	31.9	41.1	0.8	0.6	74.4
Power	17.0	—	—	—	17.0
Depreciation and amortization	17.6	15.6	0.1	—	33.3
Operating income	30.0	22.4	1.4	(0.6)	53.2
Interest expense	—	—	—	(25.6)	(25.6)
Other income	—	—	—	0.6	0.6
Net income	$30.0	$22.4	$1.4	$(25.6)	$28.2
Total assets	$1,654.5	$1,908.0	$279.0	$80.5	$3,922.0
Goodwill	$—	$236.8	$20.4	$—	$257.2
Capital expenditures (excluding acquisitions)	$13.1	$58.7	$—	$1.1	$72.9

	As of and for the three months ended March 31, 2004
	Liquids	Natural Gas	Marketing	Corporate	Total

Total revenue	$91.7	$664.5	$596.9	$—	$1,353.1
Less: Intersegment revenue	—	329.8	40.8		370.6
Operating revenue	91.7	334.7	556.1	—	982.5
Cost of natural gas	—	268.7	553.3	—	822.0
Derivatives fair value loss (gain)	—	—	(0.2)	—	(0.2)
Operating and administrative	27.8	32.4	0.8	1.3	62.3
Power	17.2	—	—	—	17.2
Depreciation and amortization	16.1	12.5	—	—	28.6
Operating income	30.6	21.1	2.2	(1.3)	52.6
Interest expense	—	—	—	(21.6)	(21.6)
Other income	—	—	—	2.1	2.1
Net income	$30.6	$21.1	$2.2	$(20.8)	$33.1
Total assets	$1,622.6	$1,479.7	$199.1	$58.0	$3,359.4
Goodwill	$—	$236.8	$20.4	$—	$257.2
Capital expenditures (excluding acquisitions)	$7.9	$13.3	$—	$0.4	$21.6